                               SECOND AMENDMENT TO
                              REDEMPTION AGREEMENT

      THIS SECOND AMENDMENT TO REDEMPTION AGREEMENT (this "AMENDMENT"), made as of April 16, 2004 (the "EFFECTIVE DATE"), between POST APARTMENT HOMES, L.P., a Georgia limited partnership ("POST"), and JRC ACQUISITION CORPORATION, an Illinois corporation ("JUPITER").

                           W I T N E S S E T H: That,

      WHEREAS, Post and Jupiter entered into that certain Redemption Agreement dated as of February 27, 2004, as amended by First Amendment to Redemption Agreement dated as of March 30, 2004 (herein called the "AGREEMENT"); and

      WHEREAS, in accordance with the Agreement, Post and Jupiter desire to amend certain terms and provisions of the Agreement as provided herein, and ratify the Agreement;

      NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, the sum of TEN DOLLARS ($10.00), and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

      1. DEFINITIONS. All capitalized terms utilized in this Amendment, and not otherwise defined in this Amendment, have the meanings ascribed to such capitalized terms in the Agreement.

      2. INSPECTION DATE. The Inspection Date, as defined in Section 4.2 of the Agreement and as previously extended, is April 16, 2004. Post and Jupiter hereby agree to extend the Inspection Date to April 19, 2004. Accordingly
Section 4.2 of the Agreement is amended to define the Inspection Date as April 19, 2004.

      3. NO OTHER CHANGES. Except as herein expressly amended or otherwise provided, each and every term, condition, warranty and provision of the Agreement remains in full force and effect, and such are hereby ratified, confirmed and approved by the parties to this Amendment. Without limitation on the foregoing, Post and Jupiter agree that the Closing Date is not extended or affected by this Amendment.

      4. MISCELLANEOUS. The miscellaneous provisions of Article 12 of the Agreement, to the extent applicable to this Amendment, shall govern the execution, construction, interpretation and enforcement of this Agreement.

      IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the Effective Date.

                                       POST:

                                       POST APARTMENT HOMES, L.P.,
                                       a Georgia limited partnership

                                            By:   Post GP Holdings, Inc.,
                                                  a Georgia corporation,
                                                  sole General Partner

                                                  By: __________________________
                                                  Name: ________________________
                                                  Title:________________________

                                       Date of Execution:  April 16, 2004

      THIS IS A SIGNATURE PAGE TO, AND MAY BE ATTACHED TO A MASTER COUNTERPART OF, THE SECOND AMENDMENT TO REDEMPTION AGREEMENT, DATED AS OF APRIL 16, 2004, BETWEEN POST APARTMENT HOMES, L.P. AND JRC ACQUISITION CORPORATION, WITH RESPECT TO POST CANYON(R) APARTMENTS, POST CHASE(R) APARTMENTS, POST CORNERS(R) APARTMENTS, POST COURT(R) APARTMENTS, POST LANE(R) APARTMENTS, AND POST MILL(R) APARTMENTS IN METROPOLITAN ATLANTA, GEORGIA, AND POST LAKE(R) APARTMENTS IN METROPOLITAN ORLANDO, FLORIDA.

                  [SIGNATURES CONTINUED ON THE FOLLOWING PAGE]

                                         JUPITER:

                                         JRC ACQUISITION CORPORATION, an
                                         Illinois corporation

                                         By: _______________________________
                                         Name: _____________________________
                                         Title: ____________________________

                                         Date of Execution:  April 16, 2004

      THIS IS A SIGNATURE PAGE TO, AND MAY BE ATTACHED TO A MASTER COUNTERPART OF, THE SECOND AMENDMENT TO REDEMPTION AGREEMENT, DATED AS OF APRIL 16, 2004, BETWEEN POST APARTMENT HOMES, L.P. AND JRC ACQUISITION CORPORATION, WITH RESPECT TO POST CANYON(R) APARTMENTS, POST CHASE(R) APARTMENTS, POST CORNERS(R) APARTMENTS, POST COURT(R) APARTMENTS, POST LANE(R) APARTMENTS, AND POST MILL(R) APARTMENTS IN METROPOLITAN ATLANTA, GEORGIA, AND POST LAKE(R) APARTMENTS IN METROPOLITAN ORLANDO, FLORIDA.

                                       3